EXHIBIT 99.1

RENAVOTIO, INC. [OTCBB:RIII] ANNOUNCES

FURTHER EXPANSION OF PPE AND INFRASTUCTURE SALES

Infomercial Pioneer Kevin Harrington Has Joined the Company as an Advisor

Tulsa, Ok- (Newsfile Corp. – December 9, 2020) – Renavotio, Inc (OTCQB: RIII), (“Renavotio,” or the “Company”) today announced the order of another 1.9 million N95 masks. Renavotio also announced expanded marketing plans with Kevin Harrington, the inventor of the Infomercial and original Shark Tank investor, and gave an update on the status of the Company. Over the last nine months, the Company has completed the following events and demonstrated the following growth:

Renavotio Infratech, Inc. has continued to focus on the Personal Protective Equipment (“PPE”) markets. The Company has secured production of PPE to supply third parties with masks, gloves and gowns. Renavotio already completed the first sale of a tranche of 500,000 N95 masks of a total 10 million mask order. The Company just announced orders to sell an additional 1,900,000 million N95 masks before the end of 2020. With these sales, Renavotio is pleased that the Company now has the sales and logistics in place to accelerate the procurement and delivery process.

The Company continues to focus on expanding its business model by investing in its subsidiaries to ensure both short- and long-term growth and continues to develop a customer supply base to provide both short and long-term PPE buying opportunities. Working with the Company’s Shareholder/Board Advisor, Kevin Harrington, the Company is developing direct consumer marketing plans to boost PPE sales and pricing for the Company’s products.

Renavotio’s diversified business model continues its expansion into the utility management market. The recent acquisition of Utility Management Corp. positions Renavotio to pursue opportunities in the utility management and underground utility space. Utility Management has expanded its turn key managed utility and constructions services by adding two additional municipalities to its portfolio of customers. The Company has reached out to other cities in its footprint in its attempt to add additional municipal clients in early 2021.

Renavotio’s subsidiary, Utility Management and Construction, LLC, has completed a 1500 smart meter installations across the state of Oklahoma. Along with its subsidiary, Cross-Bo Construction, LLC, both companies have completed over 50,000 feet of water line installations and are now bidding on multiple proposals with Municipalities reopening the bidding process, giving Utility management and Cross-Bo increased revenue opportunities in 2021.

In addition, the Company has redeemed both of its’ notes with Redstart Holdings Corp., and is making payments to Adar Alef, LLC and Firstfire Global Opportunities Funds, LLC. to fulfill certain financial obligations to these investors.

In order to broaden awareness of the Company, Renavotio is strengthening its various investor relations programs. The Company is beginning awareness campaigns, interviews and investment shows and well as reaching out to a variety of investors. Renavotio intends to be thoughtful and mindful as the Company manages the expansion of its personal protective equipment business, to ensure that its internal production capabilities are well-paired with future demand for these PPE products.

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“Renavotio will continue to analyze market conditions and position ourselves to take advantage of both PPE and infrastructure opportunities.  We are in the right place at the right time.  Renavotio is excited to be nearing completion of its business transformation by building out its three operating divisions: Utility Management & Construction, Infrastructure, and Personal Protective Equipment (PPE).  As we close out 2020, we continue our commitment to the Infrastructure and Personal Protective Equipment (PPE) markets and its related consumer products,” said William “Billy” Robinson, CEO of Renavotio.

ABOUT REVAVOTIO, INC.

Renavotio’s business focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. www.renavotio.com

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements, including the level of sales of PPE products as well as whether the Company will successfully conduct PPE production. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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IR Contact :
Renavotio, Inc.

601 South Boulder Ave.

Suite 600

Tulsa, OK 74119
Email Contact: brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

James S. Painter III
Emerging Markets Consulting, LLC
390 North Orange Avenue, Suite 2300
Orlando, FL, US, 32801

48 Wall Street Suite 1100
NY, NY 10005
Office 321-206-6682
Mobile 407-340-0226
Fax 352-429-0691
skype ID james. painter47

www.emergingmarketsllc.com

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